Exhibit 99.1

For Immediate Release
November 17, 2017

Heritage Financial Corporation and Puget Sound Bancorp, Inc. Announce Receipt of Regulatory Approvals

Olympia, WA, November 17, 2017/ PRNewswire/ - Heritage Financial Corporation (Nasdaq: HFWA, “Heritage”) the parent company of Heritage Bank, and Puget Sound Bancorp, Inc. (OTCQB: PUGB, “Puget Sound”), the parent company of Puget Sound Bank, today jointly announced that the Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation have approved the proposed merger of Puget Sound with and into Heritage as well as the merger of Puget Sound Bank into Heritage Bank. The Federal Reserve Board also granted Heritage’s requested waiver from its application filing requirements. .

The consummation of the proposed merger remains subject to receipt of the approval of the Puget Sound shareholders and the satisfaction of other customary closing conditions. Puget Sound’s special meeting of shareholders is scheduled for January 4, 2018 and proxy materials will be mailed to shareholders on or about November 20, 2017.

Brian Vance, Chief Executive Officer of Heritage, commented, “We are pleased with the progression of closing the transaction with Puget Sound and look forward to the enhanced synergies with merging the two companies”.

Jim Mitchell, Chief Executive Officer of Puget Sound, said, “We look forward to partnering with Heritage to benefit our shareholders, customers and the communities we serve”.

About Heritage
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 59 banking offices in Washington and Oregon. Heritage Bank also does business under the Central Valley Bank name in the Yakima and Kittitas counties of Washington and under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

About Puget Sound
Based in Bellevue, Washington, Puget Sound Bancorp, Inc. provides banking products and services through its wholly owned subsidiary, Puget Sound Bank (member FDIC). The Bank was founded to meet the specialized needs of small and medium sized businesses, select commercial real estate projects, professional service providers and high net worth individuals. As one of Washington state’s top commercial banks (as measured by commercial and industrial loans as a percentage of total loans), Puget Sound Bank offers a full range of competitive financial products including an advanced suite of cash management services. Customers can access their accounts in branch, online, on mobile devices or through Puget Sound Bank's nationwide ATM network. For more information visit www.PugetSoundBank.com or www.PugetSoundBancorp.com

Forward Looking Statements
This press release contains forward-looking statements regarding Heritage, Puget Sound, the proposed merger and the combined company after the close of the transaction that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of Heritage, Puget Sound and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Heritage with the Securities and Exchange Commission (the “SEC”), risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; conditions to the closing of the merger may not be satisfied; the shareholders of Puget Sound may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this communication are based on information available at the time of the communication. Heritage and Puget Sound undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information
Heritage Financial Corporation filed a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement includes a proxy statement of Puget Sound that also constitutes a prospectus of Heritage, which is being sent to the shareholders of Puget Sound.  Puget Sound shareholders are advised to read the proxy statement/prospectus because it contains important information about Heritage, Puget Sound and the proposed transaction.  This document and other documents relating to the merger filed by Heritage can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing Heritage’s website at www.hf-wa.com under the tab “Investor Relations” and then under “SEC Filings.”  Alternatively, these documents can be obtained free of charge from Heritage upon written request to Heritage Financial Corporation, Attn: Investor Relations, 201 Fifth Avenue S.W., Olympia, Washington 98501 or by calling (360) 943-1500 or from Puget Sound, upon written request to Puget Sound Bancorp, Inc., Attn: Investor Relations, 10500 NE 8th Street, #1500, Bellevue, Washington 98004.

Participants In The Solicitation
Heritage, Puget Sound and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Puget Sound shareholders in connection with the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of Heritage may be found in the definitive proxy statement of Heritage filed with the SEC by Heritage on March 23, 2017.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Information about the directors and executive officers of Puget Sound is included in the proxy statement/prospectus filed with the SEC. Additional information regarding the interests of these participants is also included in the proxy statement/prospectus regarding the proposed transaction.

Source: Heritage Financial Corporation
Contact: Brian L. Vance, Chief Executive Officer, (360) 943-1500